UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2014

Alternative Fuels Americas, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-177532	33-0301060
(Commission File Number)	(IRS Employer Identification No.)

2131 Hollywood Boulevard, Suite 401, Hollywood, Florida 33015

 (Address of principal executive offices and zip code)

(954) 367-7062
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “AFAI,” “we,” “us,” and “our” refer to Alternative Fuels Americas, Inc. and its subsidiary.

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective January 1, 2014, our registered accountants, De Meo Young McGrath, P.A. Certified Public Accountants (“DYM”), which served as the Company’s independent registered public accounting firm with respect to the Company’s financial statements as at and for the years ended December 31, 2012, notified us on January 17, 2014 that it has merged with Goldstein Schechter Koch, P.A. (“Goldstein Schechter Koch”). Goldstein Schechter Koch is the surviving firm and shall continue to practice under that name. As a result of the merger, DYM effectively resigned as the Company’s independent registered public accounting firm and Goldstein Schechter Koch, as the successor to DYM following the merger, became the Company’s independent registered public accounting firm. The engagement of Goldstein Schechter Koch was approved by the Company’s Board of Directors on January 23, 2014. As a result, the reports previously issued by DYM with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by Goldstein Schechter Koch.

DYM's reports on the Company’s financial statements as at and for the years ended December 31, 2011 and December 31, 2012, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements contained an explanatory paragraph in respect to the substantial doubt about its ability to continue as a going concern. During the years ended December 31, 2011 and December 31, 2012 and the subsequent period through the date of their resignation (i) there have been no disagreements with DYM, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DYM, would have caused DYM to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided DYM with a copy of this Report and requested Goldstein Schechter Koch, as the successor firm to DYM, to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether DYM agrees with the statements made by the Company in this Report, and, if not, stating the respects in which it does not agree. The letter from Goldstein Schechter Koch is attached to this filing as an exhibit.

During the years ended December 31, 2011 and December 31, 2012 and the subsequent period through the date of their engagement, neither the Company nor anyone on behalf of the Company consulted Goldstein Schechter Koch regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Goldstein Schechter Koch was provided with respect to any accounting, auditing, or financial reporting issue or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Goldstein Schechter Koch with a copy of this Report and requested Goldstein Schechter Koch to review the disclosures contained in this Report and furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Goldstein Schechter Koch does not agree with the disclosures made in this Report.  The letter from Goldstein Schechter Koch letter is attached to this filing as an exhibit.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit No	Description
16.1	Letter from Goldstein Schechter Koch, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE FUELS AMERICAS, INC.

Date: February 10, 2014	By:	/s/ Craig Frank
Craig Frank, Chairman and Chief Executive Officer